UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VimpelCom Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 3051 Amsterdam, the Netherlands	1077 ZX
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one Common Share	New York Stock Exchange, Inc.

Common Shares, par value $0.001 per share	New York Stock Exchange, Inc. *

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange. The American Depositary Shares represent the right to receive one Common Share and have been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-164770

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the securities to be registered is set forth in the section entitled “Share Capital, Corporate Governance and Shareholders Rights – Description of Our DRs” in the Registrant’s Registration Statement on Form F-4 (File No. 333-164770), filed with the SEC on February 8, 2010, as amended from time to time, including any form of prospectus contained therein or otherwise filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.	Exhibits

No exhibits are required to be filed as the securities being registered on this Registration Statement (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 14, 2010

VIMPELCOM LTD.

	By:	/s/ Dmitry Egorov
	Name:	Dmitry Egorov
Director

	By:	/s/ Iver Chr. Olerud
	Name:	Iver Chr. Olerud
Director